February 17, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

	Commissioners:
	We have read the statements made by Cambria ETF
Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 77k of Form NSAR, as part of the Form N-SAR of Cambria ETF Trust dated February 17,
2017. We agree with the statements concerning our Firm in such Form N-SAR.

	Very truly yours,

PricewaterhouseCoopers LLP




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PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001
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